UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 23, 2014

Zippy Bags, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173860	27-3369810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1844 South 3850 West #B, Salt Lake City, Utah 84104
(Address of principal executive offices, including zip code)

(888) 890-5692
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                                        Unregistered Sales of Equity Securities

The Company agreed to issue an aggregate of 10,195,294 unregistered shares of the Company's common stock to the following parties in the amounts set forth next to their respective names:

Taipan Pearl Sdn Bhd:	7,556,235
Wen Wei Wu:	2,039,059
Boon Siong Lee:	400,000
Zhen Long Ho:	200,000

These shares were issued in connection with their contribution of their efforts in establishing a business (Top Point, Ltd, a Samoa Company) as a junket operation to the online casino operated by Lucky 89 Hotel & Casino, Cambodia and Grand Golden Hotel & Casino, Cambodia.  Top Point simultaneously acquired 100% of the capital stock of Wonderful Gate Strategy Company Limited ("Wonderful Gate"), a Macau company from Carmen Lum who will be the Company's Chief Financial Officer and a Director of the Company.  It is intended that Lucky 89 Hotel & Casino-Prey Vor, Au Village, Thmei Commune, Kampong Ro District, Cambodia and Grand Golden Hotel & Casino, Kampong Cham Province, Cambodia will enter into a junket operator agreement with Wonderful Gate shortly.  Under this agreement, Wonderful Gate will be responsible to introduce VIP Asian gamers to the casino's online operations and to maintain its back office online platform in return for a 0.25% commission on the total bets played by those gamers.  All of the junket's operations will be consolidated with the Company.  Following the issuance, the Company has 20,000,338 shares of Common Stock outstanding.

ITEM 5.01                                        Changes in Control of Registrant

Pursuant to a stock purchase agreement, which closed on June 17, 2014, by and among Janet Somsen, the Company's President, Taipan Pearl Sdn Bhd ("Taipan") and Wen Wei Wu, Taipan acquired 3,492,000 shares of common stock.  In addition, as set forth in Item 3.02 above, Taipan received 7,556,235 shares of the Company's common stock bringing Taipan's total share ownership to 11,048,235 shares of common stock which represents a 55.24% percentage ownership of the Company, constituting control.  Taipan paid approximately $400,000 and contributed his efforts in establishing the junket business for its control shares.  Taipan used its own funds for the purchase.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of certain Officers.

Pursuant to the agreements described above, the Company appointed Wen Wei Wu as its Non-Executive Chairman.  In addition, Janet Somsen agreed to resign as director of the Company ten (10) days from the date of the distribution of the Company's Schedule 14f-1 Information Statement file today following the resignation of Ms. Somsen the persons set forth below will become the officers and directors of the Company.

Name	Age	Position
Wen Wei Wu	48	Non-Executive Chairman
Eng Wah Kung	50	Chief Executive Officer and Director
Carmen Lum	26	Chief Financial Officer and Director
Zhen Long Ho	37	Chief Operating Officer and Director
Boon Siong Lee	33	Director

Mr. Wen Wei WU, aged 48, is the non-executive Chairman of the Company.  He is a citizen of Macau, China.  Mr. Wu is a merchant. From 1984 to 1989, he worked in Longhua Food Factory Co., Ltd. and Mali Plastics Co., Ltd. of Jinjiang City, Fujian Province, China respectively.  In 1993, he went to Yiwu City of Zhejiang Province, China to engage in commerce and trade and successively established Yiwu Xiaomuma Ornament Trading Company, Yiwu Weilainina Ornament Co., Ltd., Guangzhou Tiffany Ornament Co., Ltd., etc.  During his engaging in the trade business, he studied law in the School of Politics of National University of Defense Technology of PLA and obtained a bachelor's degree.   He also participated in many public bodies. In 2005, he established Jinhua Quanzhou Chamber of Commerce and held the post of president of the chamber.  Later, he took the posts of permanent honorary chairman of Hong Kong Guying Village Natives Association, Hong Kong Yangxi Social Club, Hong Kong Wu's Clan Association and Hong Kong Overseas Chinese General Chamber of Commerce.

Mr. Eng Wah KUNG, aged 50, is the CEO and executive director of the Company. He holds a First Class Diploma in Hotel Management with Les Roches, Switzerland. He was the General Manager with Hic Inn, Cambodia prior to joining the Company.  Mr. Kung has been a general manager for several Southeast Asian hotel operations companies since year 2003, including Nha trang Lodge, Vietnam and NCL Cambodia Pte Ltd. He has over 33 years in the senior general management position in the Meetings/Incentives/Convention/Exhibition industry.  He is responsible for over-seeing the future MICE operations of the Company using his extensive skills, knowledge and experience.  In fact, Mr. Kung has established good working relationships with the central governments and local authorities of Cambodia, Vietnam and Malaysia.

Miss Carmen LUM, aged 26, is the CFO and executive director of the Company. She is a Practicing Certified Financial Planner with the qualification obtained from the Financial Planning Association of Malaysia. Miss Lum also holds a Bachelor's Degree (Hons) in Financial Economics from the University Tunku Abdul Rahman, Malaysia. Prior to joining the Company, she had been a personal banker with United Overseas Bank, Kuala Lumpur office and a business development manager with the Kuala Lumpur office of Allianz Insurance, a German listed company. Miss Lum has over 6 years' experience of private banking, financial modeling, forecast, assets management and investment advisory services.  She is also the Vice President of Step Well Equity Inc. a Nevada company which is principally engaged in provision of corporate finance advisory services to various listed and unlisted companies in Hong Kong, China and Malaysia.

Mr. Zhen Long HO, aged 37, is the Chief Operating Officer and executive director of the Company. He holds a Diploma of Computer Science/ Information Technology from the Institute Technologi Pertama, Malaysia. Prior to joining the company, he is a programmer with Onyx Enterprise Sdn Bhd Malaysia from July 97 till May 2004. From June 2004 till August 2011, he was a software development manager with Profdoc Sdn Bhd Malaysia. From September 2011 onwards, he has been acting as the Chief Technology Officer of Neklstech Sdn Bhd, an Information Technology company providing software and healthcare consultancy.  Mr. Ho has over 16 years in the IT industry.

Mr. Boon Siong LEE, aged 33, is an Executive director of the Company. He holds a Bachelor's Degree in Computer Science / Informative Technology from Campbell University. Prior to joining the Company, he was a System Engineer and System Architect with Game Flier (M) Sdn Bhd Malaysia and F-Secure Corporation Sdn Bhd.  Since October 2010, Mr. Lee has been acting as the Technical Manager for Great Entertainment Software Co. Ltd Vietnam.  Mr. Lee has over 11 years of experience in the IT industry.

                  Currently, the Board does not have any standing audit, nominating or compensation committees, or committees performing similar functions. The Company's sole Director performs the duties of an audit committee. The Company's Board does not have a nominating committee. The functions customarily performed by a nominating committee have been performed by the Company's sole Director.

Currently, there are no economic arrangements with any of the officers and directors with respect to their service.

Item 9.01                          Financial Statements and Exhibits

(d) None

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zippy Bags, Inc.

Dated: June 23, 2014	By: /s/ Janet Somsen
Name: Janet Somsen
Title: President and Chief Executive Officer